Exhibit 10.2
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of January 1, 2021, by and between Zogenix, Inc. (the “Company”) and Ashish Sagrolikar (“Executive”).
RECITALS
WHEREAS, Executive and the Company previously entered into that certain Employment Agreement effective July 2, 2018, as amended by that certain Amendment to Employment Agreement effective December 19, 2019 (together, the “Agreement”), pursuant to which Executive currently is employed by the Company; and
WHEREAS, the Company and Executive wish to enter into this Amendment to modify certain terms of the Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:
AGREEMENT
1.Amendment to Section 2(h)(i). The first sentence of Section 2(h)(i) of the Agreement is hereby amended to read as follows:

    The Company expects Executive to relocate his principal place of residence from Cary, North Carolina to the San Francisco Bay Area on or before December 31, 2021 (the date of such relocation, the “Relocation Date”).

2.Amendment to Section 2(h)(ii). The fifth sentence of Section 2(h)(ii) of the Agreement is hereby amended to read as follows:

    If Executive voluntarily terminates his employment without Good Reason prior to the first anniversary of the Relocation Date, Executive shall repay to the Company a pro rata portion of the Relocation Reimbursement and any Tax Gross-Up based on the number of days elapsed in the one-year period ending on the first anniversary of the Relocation Date.

3.Amendment to Section 2(h)(iii). Section 2(h)(iii) of the Agreement is hereby amended to read as follows:

    In addition to the foregoing, during the period commencing on the Effective Date and ending on the earlier of (A) the date Executive relocates his primary residence to the San Francisco Bay Area or (B) December 31, 2021, the Company will pay for or reimburse Executive for temporary housing in the San Francisco Bay Area, subject to the Company’s prior approval of Executive’s temporary housing arrangements.

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4.Governing Law; Status of Agreement. This Amendment is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Except to the limited extent expressly amended hereby, the Agreement and its terms and conditions remain in full force and effect and unchanged by this Amendment. Capitalized terms used herein but not defined herein shall have the meanings ascribed such terms in the Agreement.

5.Duplicate Counterparts; Facsimile. This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original; provided, however, such counterparts shall together constitute only one agreement. Facsimile signatures or signatures sent via electronic mail shall be as effective as original signatures.
(Signature Page Follows)

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date(s) set forth below.

ZOGENIX, INC.

Dated:	By:	/s/Stephen J. Farr, Ph.D.
	Name:	Stephen J. Farr, Ph.D.
	Title:	Chief Executive Officer

EXECUTIVE

Dated:	/s/ Ashish Sagrolikar
Ashish Sagrolikar
3

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